Exhibit 99.1

Digerati Resolves Chapter 11 Controversies

San Antonio, TX - January 23, 2014 - Digerati Technologies, Inc. (OTCPK: DTGIQ) today provided an update on its Chapter 11 Bankruptcy case.  After months of litigation associated with Digerati, numerous parties entered into negotiations in early January 2014 that resulted in a mutual agreement that settled disputes between those parties.  The settlement was structured in the form of two agreements, a State Court Agreement that included several non-Digerati parties and a Bankruptcy Settlement Agreement (“Settlement Agreement”) that included Digerati and many of the parties to the State Court Agreement.  The Settlement Agreement resolves the controversy and litigation that has surrounded Digerati since December 2012, resulting from the November 2012 transaction whereby Digerati acquired two oilfield services companies operating in the Bakken region of North Dakota and Montana.

On January 15, 2014, the Bankruptcy Court entered an Order Approving Compromise and Settlement on Digerati’s and other settling parties’ Emergency Motion to Approve Compromise of Controversy Under Bankruptcy Rule 9019 ( “Court Order”).  The Court Order resolves current and prospective claims between numerous parties, as specified in the Settlement Agreement attached as an exhibit to the Court Order. A complete copy of the Court Order is an exhibit to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 23, 2014. Please read the 8-K filing for complete disclosure of the Settlement Agreement.

In addition to approving the Settlement, the Bankruptcy Court set a combined hearing on approval of Digerati’s First Amended Disclosure Statement and confirmation of the Second Amended Plan for January 31, 2014.  Digerati filed its Second Amended Plan and First Amended Disclosure Statement on January 21, 2014.  The Court also conditionally approved the First Amended Disclosure statement on January 21, 2014.

Parties to the Settlement Agreement, including Arthur L. Smith, Antonio Estrada, Robert C. Rhodes, William E. McIlwain, and Robert L. Sonfield, Jr., agree that Arthur L. Smith is the current Director, Chairman, CEO, President, and Secretary of Digerati and that Antonio Estrada is the current CFO and Treasurer.  Mr. Rhodes, Mr. McIlwain, and Mr. Sonfield agree that they currently hold no position, professional retention, or affiliation whatsoever with Digerati.

ABOUT DIGERATI TECHNOLOGIES, INC.

Digerati Technologies, Inc. (“Digerati”) is a diversified holding company with operating subsidiaries in the cloud communications industry and the oil field services industry.  Digerati is a three-time recipient of Deloitte and Touche's Fast 500 Award for recognition as one of the 500 fastest growing technology companies in North America. Through its subsidiary, Shift8 Technologies, Inc., Digerati is meeting the global needs of businesses that are seeking simple, flexible, and cost effective communication solutions. The Company’s cloud-based services include a fully hosted IP/PBX, VoIP transport, SIP trunking, and customized VoIP solutions for specialized applications. Services are delivered with unparalleled reliability and performance over Shift8’s carrier-class global VoIP network, which has been built over the course of a decade. For more information visit www.digerati-inc.com.

Digerati's oil field services subsidiaries are Dishon Disposal, Inc. and Hurley Enterprises, Inc., both located in the Bakken, one of the most important oil fields in the world today.  Dishon Disposal Inc. is a waste disposal facility with a 25 year track record, focusing on solid and liquid wastes from oil field and drilling processes. Hurley Enterprises, Inc. is an oil field support services company that functions as a drilling site service company.  Hurley provides everything from skid houses, telecommunication services, booster booths, Porta-Potties, generators, potable water, and mess halls in service to many of the major drilling contractors and oil companies in the Bakken.

FORWARD LOOKING STATEMENTS

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements related to the future financial performance of the Company. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful execution of growth strategies, product development and acceptance, the impact of competitive services and pricing, general economic conditions, and other risks and uncertainties described in the Company's periodic filings with the Securities and Exchange Commission.

CONTACT

Jack Eversull
The Eversull Group
(972) 571-1624
(214) 469-2361 fax
jack@theeversullgroup.com